UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2015
ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (203) 698-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, the Board of Directors (the “Board”) of Ellington Financial LLC (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved 2015 incentive compensation for Lisa Mumford, the Company's Chief Financial Officer. Pursuant to the 2015 incentive compensation package approved by the Board, Ms. Mumford will receive a discretionary cash bonus of $339,300, with the payment of approximately 33% of this cash bonus deferred to the end of the 2016 fiscal year (the “Deferral Period”). During the Deferral Period, the deferred portion of the bonus will be subject to forfeiture under certain circumstances, including in the event Ms. Mumford resigns or her employment is terminated for cause. In addition, Ms. Mumford was awarded 11,422 LTIP Units, of which 5,473 LTIP Units are subject to similar forfeiture restrictions that will lapse on December 15, 2016 and the remaining 5,949 LTIP Units are subject to similar forfeiture restrictions that will lapse on December 15, 2017. The LTIP Unit award was made pursuant to the Company's Form of LTIP Unit Award Agreement, filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL LLC

Date:	December 18, 2015	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer